Exhibit 10.1

EXECUTION VERSION

ASSUMPTION AGREEMENT

THIS ASSUMPTION AGREEMENT (this “Assumption Agreement”) dated as of June 10, 2014 is between j2 Global, Inc., a Delaware corporation (“j2 Global”) and j2 Global Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of j2 Global (“HoldCo”). All capitalized terms used in this Assumption Agreement and not defined herein have the respective meanings ascribed to them in the Agreement and Plan of Merger, dated as of June 10, 2014(the “Merger Agreement”), by and among j2 Global, HoldCo and j2 Merger Sub, Inc., a Delaware limited liability company and a wholly-owned subsidiary of HoldCo (“Merger Sub”).

RECITALS

WHEREAS, pursuant to the Merger Agreement, at the Effective Time, Merger Sub will be merged with and into j2 Global, whereupon the separate existence of Merger Sub shall cease and j2 Global shall be the surviving entity (the “Reorganization”); and

WHEREAS, in connection with the Reorganization, j2 Global will transfer to HoldCo, and HoldCo will assume, sponsorship of the j2 Global, Inc. Second Amended and Restated 1997 Stock Option Plan, as amended, the j2 Global, Inc. 2007 Stock Plan and the Amended and Restated j2 Global, Inc. 2001 Employee Stock Purchase Plan (together, the “j2 Equity Compensation Plans”) and the employment agreement listed in Exhibit A (the “Agreement”), upon the terms and subject to the conditions set forth in this Assumption Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, j2 Global and HoldCo hereby agree as follows:

I.

ASSUMPTION OF EQUITY PLANS

1. Subject to and as of the Effective Time, HoldCo assumes and will perform, from and after the Effective Time, all of the obligations of j2 Global pursuant to the j2 Global Equity Compensation Plans.

2. Subject to and as of the Effective Time, HoldCo assumes each option to purchase or right to acquire or vest in j2 Global Stock, including, but not limited to, stock options, restricted stock, restricted stock units and purchase rights under the Amended and Restated j2 Global, Inc. 2001 Employee Stock Purchase Plan, and any other equity awards, issued under the j2 Global Equity Compensation Plans or granted outside of the j2 Global Equity Compensation Plans that is outstanding and unexercised, unvested and not yet paid or payable immediately prior to the Effective Time, which shall be converted into an option to purchase or right to acquire or vest in, on otherwise the same terms and conditions as were applicable under the respective Equity Plan or the underlying equity award agreement (as modified herein), that number of shares of HoldCo Stock equal to the number of shares of j2 Stock subject to such option to purchase or right to acquire or vest in j2 Stock (the “j2 Global Equity Awards”), at, for stock options, an exercise price per share equal to the exercise price per share for such j2 Global stock option immediately prior to the Effective Time.

3. HoldCo and j2 Global agree to (i) prepare and execute all amendments to the j2 Global Equity Compensation Plans and/or the j2 Global Equity Awards and any other documents necessary to effectuate HoldCo’s assumption of the j2 Global Equity Compensation Plans and the outstanding j2 Global Equity Awards, (ii) provide any required notices of the assumption to holders of such j2 Global Equity Awards and (iii) submit any required filings with the Securities and Exchange Commission in connection with same.

4. On or prior to the Effective Time, HoldCo shall reserve sufficient shares of HoldCo Stock to provide for the issuance of HoldCo Stock to satisfy HoldCo’s obligations under the Merger Agreement, including without limitation the j2 Global Equity Compensation Plans and j2 Global Equity Awards.

II.

ASSUMPTION OF EMPLOYMENT AGREEMENTS

Subject to and as of the Effective Time, j2 Global assigns, and HoldCo assumes, all of the Agreements along with any rights, duties, and liabilities associated with such Agreements, entered into by j2 Global prior to the Effective Time, contingent upon the applicable employee’s consent to the extent required under the applicable Agreement.

III.

MISCELLANEOUS

Each of HoldCo and j2 Global will, from time to time and at all times hereafter, upon every reasonable request to do so by the other party hereto, make, do, execute and deliver, or cause to be made, done, executed and delivered, all such further acts, deeds, assurances and things as may be reasonably required or necessary in order to further implement and carry out the intent and purpose of this Assumption Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

j2 GLOBAL, INC.,
a Delaware corporation

By:	/s/ Jeffrey D. Adelman
	Name:	Jeffrey D. Adelman
	Title:	Vice President, General Counsel and Secretary

j2 GLOBAL HOLDINGS, INC.,
a Delaware corporation

By:	/s/ Jeffrey D. Adelman
	Name:	Jeffrey D. Adelman
	Title:	President

[Signature Page to Assumption Agreement]